EXHIBIT 99.2

 Company Press Release


                    NORTH FORK BANCORPORATION COMPLETES
                     ACQUISITION OF JSB FINANCIAL, INC.

      MELVILLE, N.Y. -- MARCH 2, 2000 -- NORTH FORK BANCORPORATION, INC. (NYSE:NFB) announced today that it had completed the acquisition of JSB Financial, Inc. (NYSE:JSB) the parent of Jamaica Savings Bank. The announcement follows the acquisition of Reliance Bancorp, Inc.
 (NASDAQ/NMS:RELY) the parent company of Reliance Federal Savings Bank that occurred on February 18, 2000.

      North Fork, now has approximately $16 billion in assets and operates from 154 branch locations throughout the New York Metropolitan area and Connecticut.